UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2017

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Cabot Corporation

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on September 8, 2017, the Board of Directors of Cabot Corporation ("Cabot"), based on the recommendation of the Board’s Governance and Nominating Committee, elected Michael M. Morrow a director of Cabot and appointed Mr. Morrow to the Board’s Audit Committee and Safety, Health and Environmental Affairs Committee, both effective September 8, 2017. Mr. Morrow will serve as a director in the class whose terms expire at the Annual Meeting in 2019.
There is no arrangement or understanding between Mr. Morrow and any other person pursuant to which he was selected to become a member of the Board, nor are there any transactions between Mr. Morrow and Cabot or any subsidiary of Cabot that are reportable under Item 404(a) of Regulation S-K.
Mr. Morrow will receive compensation for his service as a non-employee director as described under the heading "Director Compensation" in Cabot’s Proxy Statement for the 2017 Annual Meeting of Stockholders, which description is incorporated herein by reference. As part of such compensation, on September 8, 2017, Mr. Morrow was granted 700 shares of Cabot common stock.
A copy of the press release announcing Mr. Morrow’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

September 11, 2017	By:	Brian A. Berube

Name: Brian A. Berube
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued September 11, 2017